UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2021

KUSHCO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55418	46-5268202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6261 Katella Ave Ste 250, Cypress, CA	90630
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (714) 243-4311

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	KSHB	OTCQX
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 15, 2021, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of KushCo Holdings, Inc. (the “Company”) approved the Executive Severance Plan (the “Plan”) of KIM International Corporation, a subsidiary of the Company, to provide severance benefits to certain Executives (as defined in the Plan) whose employment with KIM International Corporation, the Company, and any direct or indirect majority-owned subsidiary of either (collectively, the “Company Group”) is involuntarily terminated without Cause (as defined in the Plan).
The Plan provides that all of the policies and practices of the Company Group providing for severance benefits or similar payments upon employment termination to participants in the Plan, which includes all executives at or above the level of Vice President who are employees on the payroll of the Company Group, and who has been designated by the Board or the Committee as a participant in the Plan (the “Participants”), other than written employment or separation agreements entered into after January 15, 2021 (the “Effective Date”), with the Company Group that provide severance benefits, will be superseded by the Plan.
As provided by the Plan, a Participant whose employment is terminated without Cause, subject to their execution of a valid and effective release of any and all claims against the Company Group in a form and manner provided by the Company Group and return of all Company Group property to the Company, will be entitled to receive the following benefits:
•Cash Severance Payment — The Participant will be entitled to cash severance equal to the Participant’s monthly rate of base salary or base wages earned on a monthly basis (“Base Pay”) multiplied by (i) in the case of the Chief Executive Officer 18 months, and (ii) in the case of all other Participants, nine months (the applicable period, the “Severance Period”). The cash severance payment will be paid in periodic installments according to the Company’s standard payroll practices over the duration of the Severance Period; provided, that such payments will not commence until the first payroll period as soon as practicable following the Release Effective Date (as defined in the Plan).
•Bonus —If the Participant is eligible for an annual bonus opportunity (“Annual Bonus”) under the Company’s (or a subsidiary’s) bonus program in which the Participant participates for the bonus cycle in which the Participant’s date of termination occurs, in lieu of such Annual Bonus, the Participant will receive a pro rata award based on the number of days in the applicable bonus cycle during which the Participant was employed, assuming performance at “target”. Such bonus severance will be paid as soon as practicable following the Release Effective Date.
•Outplacement Services — The Participant will be eligible for reasonable senior executive outplacement services, provided by a vendor chosen by the Company or applicable subsidiary and at the Company’s or applicable subsidiary’s expense, after the Participant’s termination of employment for the duration of his or her Severance Period. A Participant’s right to any benefit provided under the Plan will not be subject to liquidation or exchange for another benefit, and the amount of such benefit that the Participant receives in one taxable year will not affect the amount of such benefits that the Participant receives in any other taxable year.
•Continued Health Care Coverage — The Participant will be entitled to a cash payment in an amount equal to the applicable COBRA premium payments (as reasonably determined by the Committee as of the time of Participant’s termination of employment) that would be payable by the Participant to continue the Participant’s company-provided medical, dental, and/or vision coverage for the Participant and any dependents covered at the time of termination, for the number of months set forth below:
◦Chief Executive Officer: 18 months;
◦Chief Financial Officer, Chief Operations Officer, Chief People Officer, General Counsel: 12 months.

Such cash payment will be made regardless of whether the Participant actually elects coverage under COBRA, and will be determined as of the Participant’s termination of employment and not impacted by, or adjusted for, events occurring after such date (including, without limitation, changes in coverage or premiums). The amount will be aggregated and paid in equal installments according to the Company’s standard payroll practices over the Severance Period; provided, that such payments will not commence until the first payroll period as soon as practicable following the Release Effective Date.

As defined by the Plan, “Cause” has the meaning set forth in any employment equity grant or similar agreement between the Participant and the Company Group or, if none is specified, it will mean the occurrence or existence of any of the following with respect to the Participant: (a) the Executive’s conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent jurisdiction for any crime involving moral turpitude or any felony in the jurisdiction involved; (b) the Executive’s willful engaging in dishonest or fraudulent actions or omissions; (c) substantial failure or refusal to perform his or her duties as reasonably required by the Company Group member that employs the Executive; (d) negligence, insubordination, violation by the Executive of any duty (of loyalty or otherwise) owed to the Company Group, or any other misconduct on the part of the Executive; (e) violation of the ethical or nondiscrimination policies or procedures of the Company, such as but not limited to those relating to harassment or disclosure or misuse of confidential information; (f) involvement in activities representing material conflicts of interest with the Company Group; (g) falsifying or misrepresenting information on the records of or related to the Company Group; (h) the Executive’s physical destruction or theft of substantial property or assets of the Company Group; or (i) breach of any policy of, or agreement with, the Company Group applicable to the Executive or to which the Executive is otherwise bound. Review of any determination that a termination is for Cause will be made by the Committee, in its sole and exclusive judgment and discretion, unless disputed in accordance with the provisions of the Plan.

A Participant will not be required to mitigate the amount of any payments provided to them under the Plan by seeking employment or otherwise. All severance payments under the Plan will be subject to legal deductions, and benefits payable under the Plan may be offset by any advanced monies the Participant owes the Company Group. In addition, in no event will a Participant become entitled to a duplication of benefits under the Plan and any other severance plan or program of the Company Group.

The foregoing description of the Plan does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Plan, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.
Item 9.01.

(d)	Exhibits.

Exhibit Number	Title
10.1	Kim International Corporation Executive Severance Plan, effective January 15, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUSHCO HOLDINGS, INC.
(Registrant)

January 19, 2021	/s/ Nicholas Kovacevich
(Date)	Nicholas Kovacevich Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Title
10.1	Kim International Corporation Executive Severance Plan, effective January 15, 2021.